Exhibit 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS







         As independent accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 20, 1999, included in Riggs National Corporation's Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.




/s/ ARTHUR ANDERSEN LLP

Washington, D.C.
April 14, 1999